UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PMA Capital Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2217932
(State of incorporation or organization)	(IRS Employer Identification No.)

380 Sentry Parkway, Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
to be so registered	which each class is to be registered

Rights to Purchase Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:
                                           (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

_____________________________________None.____________________________________
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

PMA Capital Corporation (the “Company”) supplements Item 1 to incorporate the following with respect to its Rights to Purchase Preferred Stock that were issued under the Rights Agreement, dated May 3, 2000, between the Company and American Stock Transfer & Trust Company, LLC, as amended (the “Rights Agreement”):

On August 6, 2009, the Company entered into an amendment to the Rights Agreement.  The amendment changes the Final Expiration Date of the Rights from May 22, 2010 to August 6, 2009.  As a result, the Rights expired and the Rights Agreement effectively terminated as of August 6, 2009.

A copy of the amendment is filed as Exhibit 1 hereto.

Item 2.  Exhibits.

Exhibit No.                      Description

1.	Second Amendment to Rights Agreement dated August 6, 2009 between PMA Capital Corporation and American Stock Transfer & Trust Company, LLC.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PMA CAPITAL CORPORATION

By: /s/ Stephen L. Kibblehouse
Name: Stephen L. Kibblehouse
Title: Executive Vice President and General Counsel

Date:  August 7, 2009